UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2016

WEARABLE HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 W. Church Road, Suite B

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (877) 639-2929

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2016, Wearable Health Solutions, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the subscription agreement (the “Agreement”) and warrant (the “Warrant”), each dated March 3, 2016, by and between the Company and an investor (the “Investor”). Pursuant to the Amendment, the Agreement and Warrant were amended to provide that the Warrant may not be exercised by the Investor at any time which would result in the Investor beneficially owning more than 9.99% of the Company’s voting capital stock. As part of the Amendment, the Investor signed a representation that they are not an Affiliate of the Company. All other terms of the Agreement and Warrant remain unchanged.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment dated August 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wearable Health Solutions, Inc.

Dated: August 24, 2016	/s/ Ronnie Adams
Ronnie Adams
Chief Executive Officer

EXHIBIT INDEX

10.1	Amendment dated August 23, 2016

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